EXHIBIT 22(J)(1)


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 28 to File No. 33-17604; Amendment No. 29 to File No. 811-05347) of The Treasurer's Fund, Inc. of our reports dated December 3, 2004, included in the 2004 Annual Report to shareholders.



New York, New York
February 25, 2005